Exhibit 10.14

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE THE COMPANY.

BOXLIGHT CORPORATION

Convertible Promissory Note

Issuance Date: as of April 1, 2016	Principal Amount: $2,000,000

FOR VALUE RECEIVED, BOXLIGHT CORPORATION, a Nevada corporation (referred to herein as “Company” or “Buyer”) with a business address at 1045 Progress Circle, Lawrenceville, GA 30043, hereby unconditionally agrees and promises to pay to the order of MIM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and/or its successors and assigns (together with Holdings, collectively, the “Holder”), at the office of Holdings at 10951 West Pico Boulevard, Suite 102, Los Angeles, CA 90064, or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of TWO MILLION ($2,000,000) DOLLARS (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

ARTICLE I

PURCHASE AGREEMENT

Reference is made to a Membership Interest Purchase Agreement, dated as of April 1, 2016, among the Company, Marlborough Brothers Family Trust, as assignee of VC2 Partners, LLC, a Delaware limited liability company (“Seller”) and Mimio, LLC, a Delaware limited liability company (“Mimio”) and Holdings (collectively, the “Purchase Agreement”). In the event of a conflict between the terms of this Note and the Purchase Agreement, then the terms of the Purchase Agreement shall govern. This Note is the Purchase Note being issued by the Company under the Purchase Agreement. Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Purchase Agreement. As used herein, the term “the Company” shall include the Buyer or any successor-in-interest to the Buyer in connection with a Change of Control or a Reverse Takeover.

Section 1.1 Principal Indebtedness of the Note. The unpaid Principal Indebtedness advanced under the Purchase Agreement (the “Note”), together with any accrued and unpaid interest at the Interest Rate thereon shall be due and payable on the earliest to occur of (a) the occurrence and continuation of an Event of Default (as defined herein), or (b) March 31, 2019 (the “Maturity Date”).

Section 1.2 Interest. Subject to the requirements of Section 3.6 below, the Company may repay this Note at any time on or before 90 days from the Issuance Date. If the Company repays the Principal Amount on or before 90 days from the Issuance Date, the interest rate on that payment will be zero percent. If the Company does not repay the Principal Amount on or before 90 days from the Issuance Date, a one-time simple interest charge of 8% shall be applied to the entire Purchase Amount and shall be due and payable by the Company on the Maturity Date. At the option of the Holder, on the Maturity Date, accrued and unpaid interest shall be paid in cash or restricted shares of the Company’s common stock, par value $0.0001 per share, or the common stock of any successor-in-interest to the Company (either, the “Common Stock”), valued at the closing price of such Common Stock, as traded on any national securities exchange on the Maturity Date. Any interest payable is in addition to the original issue discount.

Section 1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.4 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.5 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make the payment of any Principal Amount outstanding on the date such payment is due hereunder;

(b) the Company shall fail to make any payment of interest on the date such payment is due hereunder, provided, however, that if the payment of interest is made in shares of the Company’s Common Stock, it shall be an Event of Default if the Common Stock is not delivered to the Holder with 3 days after the date such interest is due;

(c) following an IPO or Reverse Takeover, the Common Stock is suspended from listing or fails to be quoted or listed on at least one of the OTC Markets, OTC Bulletin Board, Nasdaq Capital Market, NYSE MKT or The New York Stock Exchange, Inc. for a period of 5 consecutive Trading Days;

(d) following an IPO or Reverse Takeover, the Company or any successor-in-interest, fails to file any reports in a timely fashion (past the filing of NT 10-Q or NT 10-K, which is a 15 day extension), causing their listing to become Delinquent;

(e) the Company or any successor-in-interest shall be a party to any Change of Control;

(f) a notice to the Holder, including by way of public announcement, at any time, of the inability of the Company or any successor-in-interest to comply, or its intention not to comply, with proper requests from the Holder for conversion of this Note into shares of Common Stock;

(g) the Company or any successor-in-interest shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any accrued and unpaid interest, or (ii) make the payment of any fees and/or liquidated damages under this Note or the Purchase Agreement, which failure in the case of items (i) and (ii) of this Section 2.1(e) is not remedied within 3 business days after the incurrence thereof;

(h) default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (e) of this Section 2.1) and such default is not fully cured within 5 business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Documents which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within 5 business days after the occurrence thereof;

(i) any material representation or warranty made by the Company herein or in the Purchase Agreement or any other Transaction Documents shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(j) the Company shall (A) default in any payment of any amount or amounts of the principal or interest on any indebtedness (other than the indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $20,000 or (B) default in the observance or performance of any other agreement or condition relating to any indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the Holder or beneficiary or beneficiaries of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(k) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(l) a proceeding or case shall be commenced in respect of the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 60 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of 60 days; or

(m) the failure of the Company or any successor-in-interest to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within 5 business days of the Holder’s request so long as the Holder has provided reasonable assurances and opinions of counsel to the Company that such shares of Common Stock can be resold pursuant to Rule 144.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid Principal Amount of this Note, together with all interest accrued hereon, due and payable in cash, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, (b) subject to Section 3.1(c) hereof, demand that the Principal Amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price (as defined in Section 3.2 below) per share calculated pursuant to Section 3.1(b) below, assuming that the date that the Event of Default occurs is the Conversion Date, and demand that all accrued and unpaid interest under this Note shall be converted into shares of Common Stock in accordance with Section 3.2 hereof, or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, other Transaction Documents or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Section 2.3 Default Interest. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law and in addition to the remedies set forth in Section 2.2 above, the Company will pay interest to the Holder, payable on demand, on all amounts due under the Note from the date of the Event of Default until such Event of Default is cured, at the rate of the lesser of 12% and the maximum applicable legal rate per annum.

ARTICLE III

CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1 Conversion.

(a) Manner of Conversion. At any time on or after a Liquidity Event (as defined in the Purchase Agreement), this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into fully paid and non-assessable shares of the Company’s Common Stock on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Company (the “Conversion Date”), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below. The Holder shall deliver this Note to the Company at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date.

(b) Calculation of Number of Shares to be Issued. On any Conversion Date, the Holder may cause any outstanding Principal Amount of this Note plus all accrued and unpaid interest to convert into a number of fully paid and non-assessable shares of Common Stock equal to the quotient of the elected outstanding Principal Amount of this Note plus all interest accrued thereon as of the Conversion Date divided by the Conversion Price as computed in accordance with Section 3.2 below.

(c) Conversion Limitations; Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Conversion Notice, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this Section and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K (or such related form), as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Section 3.2 Conversion Price and Conversion Shares.

(a) The term “Conversion Price” shall a price per share which shall be equal to either:

(i) if the Liquidity Event shall be an IPO, a per share price equal to fifty-five (55%) percent of the initial offering price per share of Buyer Common Stock in such IPO, or

(ii) if the Liquidity Event shall be a Reverse Takeover, a per share price equal to fifty-five (55%) percent of the volume weighted average price of Buyer Common Stock for the twenty (20) consecutive Trading Days immediately prior to the date notice of conversion shall be given by the Holder, provided, that (A) such Conversion Shares shall be “restricted securities” within the meaning of Regulation D promulgated under the Securities Act), and (B) the number of Conversion Shares that may be issued or issuable at any one time shall be subject to certain beneficial ownership limitations, as set forth in Section 7 of this Note. The COMPANY shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of any Conversion Shares.

(b) Subject at all times to the provisions of Section 3.7(a) below, the number of shares issuable upon conversion of this Note (the “Conversion Shares”) shall be determined by the quotient obtained by dividing (i) the outstanding Principal Indebtedness of this Note, plus accrued and unpaid Interest thereon on the date of a Liquidity Event by the applicable Conversion Price. The calculation by the Company of the number of Conversion Shares to be received by the Holder upon conversion hereof, shall be conclusive absent manifest error.

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Section 3.3 Mechanics of Conversion.

(a) Delivery of Common Stock. Not later than 3 Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than 3 Trading Days after any Conversion Date, the Company shall deliver to the Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”). Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable requirements of federal and state securities laws. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note if tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Company.

(b) Penalty for Failure to Deliver Common Stock. The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to Section 3.3(a) above by the Delivery Date, the Company shall pay to the Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to (i) 1% of the aggregate principal amount of the Note requested to be converted for the first 5 Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c) Penalty in the Event of a Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon full or partial conversion of this Note (a “Buy- In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases 20,000 shares of Common Stock having a total purchase price of $11,000 (or $0.55 per share) to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000 (or $0.50 per share), under clause (1) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide written notice to the Company indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing in this Note shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 3.4 Right of Company to Pay in Cash. Subject to Section 3.6 below, within 72 hours from delivery by the Holder of the Holder’s first Conversion Notice to the Company, the Company may pre-pay in cash the entire Principal Amount, all accrued interest thereon and any other amounts due and owing under the Note. If the Company fails to pay the Principal Amount, all accrued interest thereon and any other amounts due and owing under the Note in cash within 72 hours from receipt of the Holder’s first Conversion Notice, upon receipt of any subsequent Conversion Notice from the Holder, the Company must issue the Common Stock in accordance with the requirements of this Section 3 and will not be entitled to pay all or any portion of the Note in cash prior to issuing the Common Stock, unless the Holder, in its sole and absolute discretion, agrees to accept such payment.

Section 3.5 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which the Holder would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the Holder of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Issuance of Common Stock and Common Stock Equivalents. If the Company at any time while this Note is outstanding, shall issue shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) entitling any person to acquire shares of Common Stock at a fixed price per share less than the applicable Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the applicable Conversion Price, such issuance shall be deemed to have occurred for less than the applicable Conversion Price), then, at the sole option of the Holder, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than 1 business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

(vii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.

If any such calculation results in adjustment of (i) the applicable Conversion Price or (ii) the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities and/or other assets of the Company for consideration, the consideration computed as provided in this Section 3.5(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(b) Record Date. In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the shares of Common Stock issuable upon the exercise of the Warrants, (v) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist and (vii) the payment of any accrued interest in shares of Common Stock pursuant to this Note.

(d) No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment. In the event the Holder shall elect to convert the Note as provided herein, the Company cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless an injunction from a court, or notice, restraining and or adjoining conversion of all or of part of the Note shall have issued and the Company posts a surety bond for the benefit of the Holder in an amount equal to 130% of the amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least 1% of such adjusted amount.

(f) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the 5 consecutive Trading Days immediately preceding the Conversion Date.

(h) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than 300% of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible (the “Reserved Amount”). The Company shall, from time to time in accordance with Florida corporate law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.5(h). The Company acknowledges that (i) it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Company does not maintain the Reserved Amount it will be considered an Event of Default under Section 2.1 of this Note.

(i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6 Prepayment.

(a) Prepayment by the Company. Notwithstanding anything to the contrary contained herein, during the 180 days following the Issuance Date (the “Prepayment Period”) the Company shall have the right, at the Company’s option, to prepay in cash all or any portion of this Note as follows: (i) during the first 90 days of the Prepayment Period, the amount to prepay the Note shall equal 125% of the Principal Amount of the Note being prepaid plus all accrued and unpaid interest applicable at the time of such request; (ii) during the next 45 days of the Prepayment Period, the amount to prepay the Note shall equal 135% of the principal amount of the Note being prepaid plus all accrued and unpaid interest applicable at the time of such request; and (iii) during the final 45 days of the Prepayment Period, the amount to prepay the Note shall equal 145% of the principal amount of the Note being prepaid plus all accrued and unpaid interest applicable at the time of such request.

(b) Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(a)-(m) hereof, the Holder shall have the right, at such Holder’s option, to require the Company to prepay in cash all or a portion of this Note at a price equal to 150% of the aggregate principal amount of this Note and all accrued and unpaid interest applicable at the time of such request (the “Event of Default Prepayment Price”). Nothing in this Section 3.6(b) shall limit the Holder’s rights under Section 2.2 hereof.

(c) Prepayment Option Upon Major Transaction. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined in Section 3.6(e) hereof), the Holder shall have the right, at the Holder’s option, to require the Company to prepay all or a portion of the Holder’s Note at a price equal to 150% of the aggregate principal amount of this Note plus all accrued and unpaid interest (the “Major Transaction Prepayment Price”).

(d) Prepayment Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder’s option, to require the Company to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) 150% of the aggregate principal amount of this Note plus all accrued and unpaid interest and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents, the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Prepayment Price is demanded or otherwise due, and (y) the date the Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Triggering Event Prepayment Price,” and, collectively with the “Major Transaction Prepayment Price,” the “Prepayment Price”).

(e) Major Transaction. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i) a Change of Control;

(ii) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); or

(ii) the sale or transfer of more than 50% of the Company’s assets (based on the fair market value as determined in good faith by the Company’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii) closing of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding shares of Common Stock in which more than 50% of the outstanding shares of Common Stock were tendered and accepted.

(f) Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTCQB, OTC Bulletin Board, Nasdaq Capital Market, NYSE MKT or The New York Stock Exchange, Inc. for a period of 5 consecutive Trading Days;

(ii) the Company’s notice to the Holder of this Note, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any Note into shares of Common Stock; or

(iii) the Company’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within 10 business days after the receipt by the Company of the Conversion Notice; or

(iv) the Company deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(v) the Company consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act.

(g) Mechanics of Prepayment at Option of Holder Upon Major Transaction. No sooner than 15 days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time within 10 days prior to a Major Transaction), the Holder of the Note then outstanding may require the Company to prepay, effective immediately prior to the consummation of such Major Transaction, all of the Note then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Major Transaction”) to the Company, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the Note that the Holder is electing to have prepaid and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.6(c) above.

(h) Mechanics of Prepayment at Option of Holder Upon Triggering Event. Within one business day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to the Holder of the Note. At any time after the earlier of the Holder’s receipt of a Notice of Triggering Event and the Holder becoming aware of a Triggering Event, the Holder of this Note may require the Company to prepay the Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Triggering Event”) to the Company, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that the Holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.6(d) above. The Holder shall only be permitted to require the Company to prepay the Note pursuant to Section 3.6 hereof for the greater of a period of 10 days after receipt by the Holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

(i) Payment of Prepayment Price. Upon the Company’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of the Note, the Company shall immediately notify the Holder of the Note by facsimile of the Company’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Holder shall promptly submit to the Company the Holder’s Note which the Holder has elected to have prepaid. The Company shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.6(d), to the Holder within 5 business days after the Company’s receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.(e), the Company shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction. If the Company shall fail to prepay the Note (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder of the Note may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of the Note not prepaid shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Prepayment Price in full to the Holder, the Holder shall have the option (the “Void Optional Prepayment Option”) to, in lieu of prepayment, require the Company to promptly return to the Holder the Note that was submitted for prepayment under this Section 3.6 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Prepayment Notice”). Upon the Company’s receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to the Holder, (i) the Notice of Prepayment at Option of Holder Upon Triggering Event or the Notice of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to the Note submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Company shall immediately return the Note submitted to the Company by the Holder for prepayment under this Section 3.6(i) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Note shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Prepayment Notice is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. The Holder’s delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.6 shall have priority to payments to other stockholders in connection with a Major Transaction.

(j) Company Prepayment Option upon Major Transaction. Upon the consummation of a Major Transaction, the Company may prepay in cash all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest thereon upon at least 30 days prior written notice to the Holder (the “Company’s Prepayment Notice”) at a price equal to 150% of the aggregate principal amount of this Note plus any accrued but unpaid interest (the “Company’s Prepayment Price”); provided, however, that if the Holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within such 30 day period following delivery of the Company’s Prepayment Notice, the principal amount of the Note plus any accrued but unpaid interest designated to be converted may not be prepaid by the Company and shall be converted in accordance with Section 3.3 hereof; provided further that if during the period between delivery of the Company’s Prepayment Notice and the Company’s Prepayment Date (as defined below), the Holder shall become entitled and elects to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction or Notice of Prepayment at Option of Holder upon Triggering Event, then such rights of the Holder shall take precedence over the previously delivered Company Prepayment Notice if the Holder so elects. The Company’s Prepayment Notice shall state the date of prepayment which date shall be the date of the consummation of the Major Transaction (the “Company’s Prepayment Date”), the Company’s Prepayment Price and the principal amount of Note plus any accrued but unpaid interest to be prepaid by the Company. The Company shall deliver the Company’s Prepayment Price on the Company’s Prepayment Date, provided, that if the Holder delivers a Conversion Notice before the Company’s Prepayment Date, then the portion of the Company’s Prepayment Price which would be paid to prepay the Note covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the Holder. On the Company’s Prepayment Date, the Company shall pay the Company’s Prepayment Price, subject to any adjustment pursuant to the immediately preceding sentence, to the Holder. If the Company fails to pay the Company’s Prepayment Price by the 3rd business day after the Company’s Prepayment Date, the prepayment will be declared null and void and the Company shall lose its right to serve a Company’s Prepayment Notice pursuant to this Section 3.6(j) in the future. Notwithstanding the foregoing to the contrary, the Company may effect a prepayment pursuant to this Section 3.6(j) only if trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the Nasdaq Capital Market (or other exchange or market on which the Common Stock is trading), and the Company is in material compliance with the terms and conditions of this Note and the other Transaction Documents.

Section 3.7 Inability to Fully Convert.

(a) Maximum Percentage. Notwithstanding anything to the contrary contained in this Note, this note shall not be convertible by the Holder hereof, and no Optional Conversion shall occur and the Company shall not otherwise issue any Conversion shares pursuant to Section 4 above, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the issued and outstanding shares of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (via-a-vis other convertible, exercisable or exchangeable securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue Conversion Shares, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determination and calculations (including without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and neither the Company nor any successor-in-interst may not waive this Section 3.7(a) without the consent of the Holder. For any reason at any time, upon the written or oral request of the Holder, the Company or its successor-in-interest shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(b) Holder’ s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, or (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Company to prepay that portion of this Note for which the Company is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the “Mandatory Prepayment”) at a price per share equal to the Conversion Price as of such Conversion Date (the “Mandatory Prepayment Price”); or

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note (provided that the Holder’s voiding its Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice).

In the event the Holder shall elect to convert any portion of the Note as provided herein, the Company cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or part of the Note shall have been issued and the Company posts a surety bond for the benefit of the Holder in an amount equal to 130% of the principal amount of the Note, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.7(a) above, a notice of the Company’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy the Holder’s Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Company of its election pursuant to Section 3.7(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

(c) Payment of Prepayment Price. If the Holder shall elect to have the Note prepaid pursuant to Section 3.7(a)(i) above, the Company shall pay the Mandatory Prepayment Price to the Holder within 30 days of the Company’s receipt of the Holder’s Notice in Response to Inability to Convert, provided that prior to the Company’s receipt of the Holder’s Notice in Response to Inability to Convert the Company has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Company shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.7(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest closing bid price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

Section 3.8 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Holder at least 10 days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Company will also give written notice to the Holder at least 10 days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 4.9 Consent to Jurisdiction. Each of the Company and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.13 The Holder acknowledges that Company’s willingness to issue this Note is based on the facts represented to the Company by the Holder as set forth in the Purchase Agreement.

HOLDER AND THE COMPANY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR THE COMPANY IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. THE COMPANY ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

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IN WITNESS WHEREOF, this Note has been executed by the Company as of the day and year first set forth above.

BOXLIGHT CORPORATION

By:
Name:	Mark Elliott
Title:	Chief Executive Officer